Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Reports 2015 Earnings and Announces 2016 Financial Guidance

HOUSTON — (February 16, 2016) -

2015 HIGHLIGHTS

•	Exceeded the top-end of previously communicated full year 2015 adjusted EBITDA and distributable cash flow guidance.

•	Full-year 2015 adjusted EBITDA and distributable cash flow of $104.1 and $73.4 million, respectively; distribution coverage of 1.12x.

•	Achieved over $70 million of annual operating & administrative cost reductions in 2015.

•	Extended reach and enhanced capabilities of East Texas system with Eaglebine investments and Beckville plant start-up.

•	Enhanced business focus and efficiencies with divestiture of certain non-core assets.

•	Commodity-based cash flows are greater than 90 percent hedged for 2016.

•	Distribution agreement in place with sponsor to support 1.0x coverage through 2017. (1)

Midcoast Energy Partners, L.P. (NYSE:MEP) ("Midcoast Partners" or "the Partnership") reports adjusted EBITDA and distributable cash flow for the three months ended December 31, 2015 of $26.6 million and $16.5 million, respectively. Full-year 2015 adjusted EBITDA and distributable cash flow were $104.1 million and $73.4 million, respectively.

“We are pleased with MEP’s solid financial and operational performance in 2015. We have executed a number of actions to strengthen our underlying business and have made significant progress advancing our strategic initiatives. Midcoast took early action in late 2014 and 2015 to establish a more sustainable cost structure aligned with current operational levels, and we exceeded our target by reducing annual operating and administrative expenses by over $70 million. Additionally, the divestiture of certain non-core assets has enhanced the Partnership’s focus on our core gathering and processing business,” said C. Gregory Harper, president for the Partnership.

“Our industry remains in a weak commodity price cycle, which is expected to persist well into 2016. We anticipate low commodity market fundamentals to continue to weigh on our producer customers’ drilling programs, which we expect will result in lower volumes on our natural gas and NGL systems. As such, our adjusted EBITDA and distributable cash flow outlook for 2016 is expected to decrease compared to 2015. Our hedging program has been effective in securing greater than 90 percent of forecasted commodity-based cash flows for 2016 at weighted average hedge prices well above current market levels. Our team remains focused on executing on our strategic priorities and attracting and securing new low-risk business to our systems. These near to medium-term challenges highlight the importance of having a strong sponsor to provide support, if needed,” Harper continued.

“Our sponsor, Enbridge Energy Partners, L.P. (“EEP”), took action in July 2015 to support 1.0 times coverage through 2017, if needed. For the fourth quarter, we maintained the cash distribution consistent with the prior quarter to preserve cash flow and enhance the Partnership’s financial flexibility. We anticipate minimal growth capital expenditures for 2016 and expect to build upon our successful cost management initiatives executed in 2015. We intend to pursue additional opportunities to further reduce operating costs, commensurate with activity levels, and to rationalize other non-core assets. Collectively, the actions taken by MEP and those announced by our sponsor, are expected to enhance our competitiveness and position MEP to respond as commodity market fundamentals improve,” added Harper.

2016 Business Outlook - We expect full year MEP Adjusted EBITDA and distributable cash flow to be between $55 and $75 million and between $25 and $40 million, respectively, and coverage of 1.0 times with sponsor support.

(1)	As previously disclosed, distribution agreement in place with sponsor to support 1.0x coverage of the then declared distribution with a term through 2017, and no requirement for MEP to reimburse EEP for adjusted distributions.

COMPARATIVE EARNINGS STATEMENT

The financial results for the three and twelve months ended December 31, 2015 for Midcoast Partners are presented on a consolidated basis. On July 1, 2014, we acquired an additional 12.6 percent interest in Midcoast Operating. Beginning July 1, 2014, we own a 51.6 percent controlling interest in Midcoast Operating, and for three and twelve months ended December 31, 2015, we consolidated the results of operations of Midcoast Operating and recorded a 48.4 percent non-controlling interest deduction for EEP’s interest in Midcoast Operating.

COMPARATIVE EARNINGS STATEMENT

	Three months ended		Twelve months ended
	December 31,		December 31,
(unaudited, dollars in millions except per unit amounts)	2015	2014	2015	2014
Operating revenue	$528.1	$1,451.2	$2,842.7	$5,894.3
Operating expenses:
Cost of natural gas and natural gas liquids	400.5	1,159.2	2,372.9	5,145.9
Operating and maintenance	66.2	93.0	273.1	339.5
General and administrative	21.5	30.1	82.6	104.8
Goodwill impairment	-	-	226.5	-
Asset impairment	-	-	12.3	-
Depreciation and amortization	39.5	38.1	157.8	151.4
Operating income (loss)	0.4	130.8	(282.5)	152.7
Interest expense	(8.0)	(7.0)	(29.5)	(16.7)
Other income	8.6	6.5	28.9	12.9
Income (loss) before income tax expense	1.0	130.3	(283.1)	148.9
Income tax expense	-	(1.9)	(1.4)	(4.6)
Net income (loss)	1.0	128.4	(284.5)	144.3

Less: Net income (loss) attributable to noncontrolling
interest	4.8	66.4	(120.6)	80.2
Net income (loss) attributable to general and limited partner
ownership interest in Midcoast Energy Partners, L.P.	$(3.8)	$62.0	$(163.9)	$64.1

Net income (loss) attributable to limited partners	$(3.7)	$60.8	$(160.5)	$62.8
Weighted average limited partner units (millions)	45.2	45.2	45.2	45.2
Net income (loss) per limited partner unit (dollars)	$(0.08)	$1.34	$(3.55)	$1.39

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in Midcoast Operating’s financial results, comparing the three and twelve months ended December 31, 2015 with the same periods of 2014. The comparison refers to adjusted operating income, which excludes the effect of non-cash and other items that are not indicative of our core operating results (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended		Twelve months ended
Adjusted Operating Income	December 31,		December 31,
(unaudited, dollars in millions)	2015	2014	2015	2014
Gathering, Processing and Transportation	$(6.4)	$(10.3)	$10.3	$0.3
Logistics and Marketing	11.4	15.4	14.3	14.9
Adjusted operating income	5.0	5.1	24.6	15.2

MEP Corporate	(0.8)	(2.0)	(4.7)	(5.7)
Adjusted operating income	$4.2	$3.1	$19.9	$9.5

Gathering, Processing and Transportation – Fourth quarter adjusted operating results for the Gathering, Processing and Transportation segment were $3.9 million higher than the same period of 2014. The increase in adjusted operating income was primarily attributable to lower operating and administrative expenses attributable to enacted cost reduction measures. The increase was partially offset by a decrease in natural gas and NGL system volumes.

Midcoast Operating	Three months ended		Twelve months ended
Gathering, Processing and Transportation Throughput	December 31,		December 31,
(MMBtu per day)	2015	2014	2015	2014
East Texas	915,000	1,056,000	964,000	1,030,000
Anadarko	707,000	858,000	773,000	827,000
North Texas	239,000	297,000	265,000	293,000
Total	1,861,000	2,211,000	2,002,000	2,150,000

NGL Production
(Barrels per day)	2015	2014	2015	2014
Total System Production	79,064	86,136	81,632	83,675

Logistics and Marketing – Fourth quarter adjusted operating results for the Logistics and Marketing segment were $4.0 million lower than the same period of 2014. The decrease in adjusted operating income was predominately attributable to a decrease in commodity prices and reduced system volumes from lower drilling activity in our asset regions. Lower adjusted operating income was partially offset by lower operating and administrative expenses attributable to enacted cost reduction measures.

MANAGEMENT REVIEW OF QUARTERLY RESULTS AND 2016 FINANCIAL OUTLOOK

Midcoast Partners will host a conference call at 8:30 a.m. Eastern Time on Wednesday, February 17, 2016 to review its fourth quarter 2015 financial results and present its 2016 Financial Outlook. The call will be webcast live over the internet and may be accessed on the Midcoast Partners website under “Events and Presentations” or directly at http://edge.media-server.com/m/p/47ib7pry.

Presentation slides and condensed financial statements will also be available on the Partnership’s website at the link below.

MEP Events and Presentations:

http://www.midcoastpartners.com/Investor-Relations/Events-and-Presentations/

Replay Information

A webcast replay and audio replay will be available approximately two hours after the conclusion of the event through March 2, 2016. A transcript will be posted to the website within approximately 24 hours.

Webcast link: http://edge.media-server.com/m/p/47ib7pry

Audio replay by telephone:	Toll-free (855) 859-2056
International (404) 537-3406
Passcode 29200140

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that are not indicative of our core operating results. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Midcoast Energy Partners	Three months ended		Twelve months ended
Adjusted Earnings	December 31,		December 31,
(unaudited; dollars in millions except per unit amounts)	2015	2014	2015	2014
Net income (loss) attributable to general and limited partner
ownership interests in Midcoast Energy Partners, L.P.	$(3.8)	$62.0	$(163.9)	$64.1
Noncash derivative fair value losses (gains)
-Gathering, Processing and Transportation	(0.1)	(66.9)	18.2	(68.0)
-Logistics and Marketing	2.5	(8.8)	11.0	(14.5)
Make-up rights adjustment	0.1	0.2	(0.4)	1.7
Option premium amortization	(0.5)	(0.7)	(3.3)	(2.4)
Loss on sale of non-core assets	-	-	1.6	-
Loss on natural gas contracts assignment	-	-	5.3	-
Asset impairment	-	8.1	6.3	8.1
Goodwill impairment	-	-	116.9	-
Severance costs	-	2.5	-	2.5
Adjusted net loss	$(1.8)	$(3.6)	$(8.3)	$(8.5)

Adjusted net loss attributable to limited partners	$(1.7)	$(3.5)	$(8.0)	$(8.3)
Weighted average units (millions)	45.2	45.2	45.2	45.2
Adjusted net loss per limited partner unit (dollars)	$(0.04)	$(0.08)	$(0.18)	$(0.18)

Midcoast Operating	Three months ended		Twelve months ended
Gathering, Processing and Transportation	December 31,		December 31,
(unaudited; dollars in millions)	2015	2014	2015	2014
Operating income (loss)	$(5.2)	$100.7	$(224.2)	$114.9
Noncash derivative fair value losses (gains)	(0.2)	(129.6)	35.3	(129.2)
Option premium amortization	(1.0)	(1.2)	(6.6)	(5.2)
Gain on natural gas contracts assignment	-	-	(0.3)	-
Asset impairment	-	15.6	-	15.6
Goodwill impairment	-	-	206.1	-
Severance costs	-	4.2	-	4.2
Adjusted operating income (loss)	$(6.4)	$(10.3)	$10.3	$0.3

Midcoast Operating	Three months ended		Twelve months ended
Logistics and Marketing	December 31,		December 31,
(unaudited; dollars in millions)	2015	2014	2015	2014
Operating income (loss)	$6.4	$32.1	$(53.6)	$43.5
Noncash derivative fair value losses (gains)	5.0	(17.3)	21.4	(29.2)
Loss on sale of non-core assets	-	-	3.2	-
Loss on natural gas contracts assignment	-	-	10.6	-
Asset impairment	-	-	12.3	-
Goodwill impairment	-	-	20.4	-
Severence costs	-	0.6	-	0.6
Adjusted operating income	$11.4	$15.4	$14.3	$14.9

Adjusted EBITDA

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles. The table also references “MOLP Adjusted EBITDA, inclusive of other cash items”, representing total cash flow generated by Midcoast Operating.

Midcoast Operating	Three months ended		Twelve months ended
Adjusted EBITDA	December 31,		December 31,
(unaudited; dollars in millions)	2015	2014	2015	2014
Net cash provided by operating activities	$8.4	$47.1	$207.0	$159.1
Changes in operating assets and liabilities,
net of cash acquired	35.2	(6.5)	(32.3)	0.2
Income tax expense	-	1.9	1.4	4.6
Interest expense	8.0	7.0	29.5	16.7
Option premium amortization	(1.0)	(1.2)	(6.6)	(5.2)
Other	1.6	(0.2)	6.6	2.3
Adjusted EBITDA attributable to EEP retained interest	(25.6)	(24.0)	(101.5)	(99.6)
Adjusted EBITDA attributable to MEP (1)	26.6	24.1	104.1	78.1

Adjusted EBITDA attributable to EEP retained interest	25.6	24.0	101.5	99.6
Other	0.8	1.5	4.3	4.8
Adjusted EBITDA attributable to MOLP (1)	$53.0	$49.6	$209.9	$182.5

G&A abatement	6.2	6.2	25.0	25.0
Texas Express distributions in excess of equity earnings	1.8	(0.2)	12.0	4.6
MOLP adjusted EBITDA, inclusive of other cash items (1)	$61.0	$55.6	$246.9	$212.1

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

MEP Adjusted EBITDA and Distributable Cash Flow

Midcoast Partners	Three months ended		Twelve months ended
Adjusted EBITDA	December 31,		December 31,
(unaudited; dollars in millions)	2015	2014	2015	2014
Net cash provided by operating activities	$8.4	$47.1	$207.0	$159.1
Changes in operating assets and liabilities,
net of cash acquired	35.2	(6.5)	(32.3)	0.2
Income tax expense	-	1.9	1.4	4.6
Interest expense	8.0	7.0	29.5	16.7
Option premium amortization	(1.0)	(1.2)	(6.6)	(5.2)
Other	1.6	(0.2)	6.6	2.3
Adjusted EBITDA attributable to EEP retained interest	(25.6)	(24.0)	(101.5)	(99.6)
Adjusted EBITDA attributable to MEP	26.6	24.1	104.1	78.1

Maintenance capital expenditures	(6.2)	(6.9)	(19.0)	(25.0)
Income tax expense (1)	-	(1.9)	(0.7)	(4.6)
Interest expense (1)	(8.0)	(7.0)	(30.2)	(16.7)
G&A abatement	3.2	3.3	13.0	11.5
Texas Express distribution in excess of equity earnings	0.9	(0.1)	6.2	1.9
Distributable cash flow	$16.5	$11.5	$73.4	$45.2

(1)	Effective 2015, distributable cash flow reflects accrued amounts for interest and taxes. Prior periods previously reflected such amounts on a cash basis and have been adjusted to reflect accrued amounts.

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by EEP to serve as EEP's primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating's general partner, we control, manage and operate these systems.

EEP owns 100 percent of Midcoast Holdings, LLC, the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. EEP owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. EEP is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Forward Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "position," "projection," "should," "strategy," “opportunity,” "target," "will" and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P. (the “Partnership”) to control or predict. The Partnership’s forward looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to the following specific factors that could cause actual results to differ from those in the forward-looking statements: (1) changes in the demand for or the supply of, forecast data for, and price trends related to natural gas, natural gas liquids and crude oil and the response by natural gas and crude oil producers to changes in any of these factors; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to the Partnership’s rates; (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (8) cost overruns and delays on construction projects resulting from numerous factors.

Forward-looking statements regarding “drop-down” opportunities are further qualified by the fact that Enbridge Energy Partners, L.P. is under no obligation to offer to sell us additional interests in Midcoast Operating, L.P., and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be purchased.

Except to the extent required by law, we assume no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. Reference should also be made to the Partnership’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed Quarterly Reports on Form 10-Q and current Reports on Form 8-K for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at the Partnership’s web site.

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Terri Larson, APR

Investment Community	Media

Toll-free: (855) MEP-7222 or (855) 637-7222	Toll-free: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

# # #